Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 9, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations & Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Schedules Conference Call to Discuss 2020 Financial Guidance and Financial Strategy

DALLAS, January 9 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) will host a webcast and conference call on Thursday, January 16, at 8 a.m. Central time to discuss its 2020 financial guidance and financial strategy.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10137557. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

An accompanying presentation and press release will be posted on the Investors page at www.EnLink.com after market close Wednesday, January 15.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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